Exhibit 99

     Guidant Reports Record Second Quarter Sales of $939 Million;
  Sales Led by Strong Growth in Worldwide Implantable Defibrillators

    INDIANAPOLIS--(BUSINESS WIRE)--July 22, 2004--Guidant Corporation
(NYSE:GDT)

    -- Worldwide implantable defibrillator revenue of $456 million, up 21 percent

    --  Worldwide pacemaker revenue of $183 million, up 7 percent

    --  Worldwide stent revenue of $120 million, down 46 percent

    -- Earnings per share from continuing operations of $0.42 versus a loss of $0.27 in the second quarter of 2003

    -- Adjusted earnings per share from continuing operations of $0.58 versus $0.62 in the second quarter of 2003

    -- 2004 guidance updated; management action to result in third quarter restructuring charge

    Guidant Corporation (NYSE:GDT), a world leader in the treatment of cardiac and vascular disease, today reported record second quarter sales of $939 million, representing sales growth of $12 million or 1 percent versus the prior year. Foreign currency translations favorably impacted revenue by $17 million.
    The company reported second quarter income and earnings per share from continuing operations of $136 million and $0.42 compared to a loss of $82 million and $0.27 in the second quarter of 2003. Adjusted income and earnings per share from continuing operations were $185 million and $0.58 compared to $192 million and $0.62 in the second quarter of 2003. Second quarter after tax adjustments were $49 million ($0.16 per share) for in-process research and development primarily related to drug eluting stent development milestones. Second quarter 2003 after tax adjustments were $274 million ($0.89 per share) primarily related to a litigation settlement. Net income for the second quarter was $127 million versus a loss of $97 million in the second quarter of 2003.
    Please see the attached schedules and the Guidant website at http://www.guidant.com/investors/reconciliations/ for additional information, including a reconciliation of special items, income statements and product sales summaries reclassified for discontinued operations.

    Management Observations

    Commenting on second quarter performance, Ronald W. Dollens, president and CEO, Guidant Corporation, stated, "Guidant's revenue growth was once again led by implantable defibrillators, our biliary, peripheral and cardiac surgery therapies, angioplasty products and cardiac pacemakers. Profitability remained strong and stable during the reporting period."
    The company's financial performance was impacted by erosion in the coronary stent business due to increased acceptance of drug eluting stents and intensified competitive pressures in Japan, where the company experienced a 60 percent decline in stent revenue versus the prior year. Sales, excluding coronary stent revenue, reflecting 87 percent of total revenue, increased 16 percent versus the second quarter of 2003.
    "As to the future outlook, during 2004 and 2005, declines in coronary stent sales are projected to be offset by growth in revenue from the remainder of Guidant's product portfolio," remarked Dollens. "Future growth in the implantable defibrillator market, including application in patients with heart failure, should be positively influenced by the recent publication of the COMPANION clinical trial results and anticipated expanded indications and reimbursement supported by both the COMPANION and SCD-HeFT clinical trials."

    Second Quarter Financial Highlights:

    -- Sales of products other than worldwide coronary stents represented 87 percent of total revenues and increased 16 percent versus the second quarter of 2003. These products grew 7 percent sequentially from the first quarter 2004.

    -- Worldwide implantable defibrillator sales increased 21 percent to $456 million, and U.S. implantable defibrillator sales grew 19 percent to $364 million.

    -- Worldwide pacemaker sales increased 7 percent to $183 million, and U.S. pacemaker sales increased 3 percent to $111 million.

    -- Worldwide coronary stent sales of $120 million declined 46 percent, and now comprise 13 percent of the business.

    -- Worldwide angioplasty product sales of $111 million grew 8 percent compared to the second quarter of 2003.

    -- Sales of cardiac surgery, biliary, peripheral and carotid systems grew 32 percent to $68 million.

    -- Gross margin was 75.0 percent versus 75.8 percent in the second quarter of 2003 and the first quarter of 2004.

    Third Quarter Restructuring Charge

    Guidant also announced today a corporate-wide management action that will be taken to offset the decline in the company's worldwide coronary stent business.
    The company will record a pre-tax restructuring charge of $50 - $70 million in the third quarter of 2004, which includes severance, benefits packages for affected employees, contract termination costs and other related costs.
    "These actions will establish expense levels for continued near- and long-term profitability of the company," stated Dollens. "These decisions enable us to maintain our strong commitment to both our research and development and sales distribution capabilities in order to aggressively participate in the implantable defibrillator market and to advance our two drug eluting stent programs."

    Financial Guidance

    Guidant also announced today sales and earnings guidance for the third quarter of $890 - $930 million and $0.58 - $0.62 per share. Full-year 2004 sales and earnings guidance is $3.65 - $3.75 billion and $2.40 - $2.45 per share.
    Related GAAP earnings per share guidance for the third quarter and full year are $0.44 - $0.52 and $2.02 - $2.11 per share, which includes the impact of in-process research and development charges
(IPRD) of $0.24 per share in the first half of the year as well as the third quarter restructuring charge of $0.10 - $0.14 per share.
    For the full-year 2005, the company is projecting sales of $3.9 - $4.1 billion and earnings per share of $2.52 - $2.67. Related GAAP earnings per share would be $2.28 - $2.55 and includes the impact of projected IPRD related to the achievement of drug eluting stent milestones of $0.12 - $0.24 per share.
    Guidant provides earnings per share guidance on an adjusted basis from continuing operations because Guidant's management believes that the presentation provides useful information to investors. Among other things, it may assist investors in evaluating the company's operations period over period - which is also the basis on which it generally is most reasonable to forecast results. This measure may exclude such items as business development activities (including IPRD at acquisition or upon attainment of milestones), strategic developments (including restructurings and product line changes) and significant litigation. Special items may be highly variable, difficult to predict, and of a size that sometimes has substantial impact on the company's reported operations for a period. Based on existing business development arrangements, the company anticipates that it may record charges to earnings in addition to the $0.24 per share incurred to date of up to $0.05 per share (up to $15 million after tax) of IPRD special items in 2004 based primarily on the potential attainment of various milestones in product development during the year. The company continues to evaluate business development opportunities, which may generate additional IPRD charges in the balance of the year, and other special items may arise. Further, because the company provides guidance for continuing operations, guidance does not reflect matters classified as discontinued operations. As with guidance, the company provides historical net income and earnings per share on an adjusted basis. Management uses all of these measures internally for planning, forecasting and evaluating the performance of the business, including allocating resources and evaluating results relative to employee performance compensation targets. Investors should consider non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.

    Earnings Webcast Information

    As previously announced, Guidant will conduct a live webcast today, Thursday, July 22, at 11:00 a.m. EDT. The live webcast of Guidant's conference call will be accessible through Guidant's website at www.guidant.com/webcast. The webcast will be archived for future on-demand replay. The webcast will also include presentation visuals. This earnings release will be archived at www.guidant.com and additional financial information will be available at www.guidant.com/investors.
    The call will be hosted by Guidant's Chief Operating Officer Guido
J. Neels and will feature a review of current financial results. Also participating on the call will be Keith E. Brauer, vice president, finance and CFO; Fred McCoy, president, Cardiac Rhythm Management; and Dana G. Mead, Jr., president, Vascular Intervention.
    System requirements for the webcast include Internet Explorer 5.0 (or higher) or Netscape Navigator 4.0 (or higher). Users also should have the most recent version of Windows Media Player, which can be downloaded for free at http://www.microsoft.com/windows/windowsmedia/en/download/. Users may experience varying levels of performance based on their connection speed, system capabilities and presence of a corporate firewall. To ensure a connection, users should go to the program five to 15 minutes before its start.
    Guidant Corporation pioneers lifesaving technology, giving an opportunity for a better life today to millions of cardiac and vascular patients worldwide. The company, driven by a strong entrepreneurial culture of more than 12,000 employees, develops, manufactures and markets a broad array of products and services that enable less invasive care for some of life's most threatening medical conditions. For more information, visit www.guidant.com.

    Forward Looking Statements

    This release includes forward-looking statements concerning financial guidance, business prospects, and progress with the Company's drug eluting stent (DES) programs. The statements are based on assumptions about many important factors, including general business conditions; market trends and competition, including sales growth rates for defibrillator and pacemaker systems and company stent sales trends in light of the competitive product introductions; satisfactory clinical and regulatory progress, particularly with respect to clinical trials relating to DES and expanded indications and reimbursement for cardiac rhythm management products; any business development activities, including acquisitions that may result in IPRD; economic conditions, including exchange rates; litigation developments and the factors listed on exhibit 99 to Guidant's most recent 10-Q. As such, they involve risks that could cause actual results to differ materially. The company does not undertake to update its forward-looking statements.


Guidant Corporation
Consolidated Statements of Operation
(In millions, except per-share data)
(Unaudited)

                      Three Months Ended       Three Months Ended
                        June 30, 2004            June 30, 2003

                            Special                   Special
                             Items    As               Items    As
                    Reported  (1)   Adjusted Reported   (2)   Adjusted
                    -------- ------ -------- -------- ------- --------

Net sales            $938.8          $938.8   $926.6           $926.6

Cost of products
 sold                 234.6           234.6    224.5            224.5
                    ------------------------ -------------------------

        Gross profit  704.2           704.2    702.1            702.1

Research and
 development          136.8           136.8    129.4            129.4
Purchased in-process
 research and
 development           73.0 ($73.0)      --     12.0 ($ 12.0)      --
Sales, marketing and
 administrative       298.1           298.1    297.2            297.2
Interest, net          (0.2)           (0.2)    (2.5)            (2.5)
Royalties, net         12.5            12.5     15.7             15.7
Amortization            7.7             7.7      3.3              3.3
Other, net              6.4             6.4      0.4              0.4
Litigation, net          --              --    422.8  (422.8)      --
                    ------------------------ -------------------------

Income (loss) from
 continuing
 operations before
 income taxes         169.9   73.0    242.9   (176.2)  434.8    258.6

Income taxes           34.3   24.0     58.3    (94.4)  160.7     66.3
                    ------------------------ -------------------------
      Tax rate         20.2%           24.0%    53.6%            25.6%

Income (loss) from
 continuing
 operations           135.6  $49.0   $184.6    (81.8) $274.1   $192.3
                            ================         =================
      % of sales       14.4%           19.7%     8.8%            20.8%

Loss from
 discontinued
 operations, net
 of income taxes       (9.1)                   (15.3)
                    --------                 --------

Net income (loss)    $126.5                  ($ 97.1)
                    ========                 ========

Earnings (loss) per
 share--basic
  Income (loss) from
   continuing
   operations         $0.44           $0.59   ($0.27)           $0.63
                                   =========                 =========
  Loss from
   discontinued
   operations, net
   of income taxes    (0.03)                   (0.05)
                    --------                 --------
  Net income (loss)   $0.41                   ($0.32)
                    ========                 ========

Earnings (loss) per
 share--diluted
  Income (loss) from
   continuing
   operations         $0.42           $0.58   ($0.27)           $0.62
                                   =========                 =========
  Loss from
   discontinued
   operations, net
   of income taxes    (0.03)                   (0.05)
                    --------                 --------
  Net income (loss)   $0.39                   ($0.32)
                    ========                 ========

Weighted average
 shares outstanding
  Basic              310.91          310.91   304.52           304.52
  Diluted            320.15          320.15   304.52           311.92

(1) Special items in 2004 primarily include:

-- $50.0 million in-process research and development (IPRD) for clinical results related to Biosensors International's
    (Biosensors) everolimus-eluting stent trial, FUTURE II

-- $15.0 million IPRD payment made to Novartis Pharma AG and Novartis AG for completion of SPIRIT FIRST clinical trial enrollment

-- $6.0 million IPRD payment to purchase the remaining interest of Bioabsorbable Vascular Solutions, a developer of bioabsorbable vascular stent platforms

(2) Special items in 2003 include:

-- $12.0 million IPRD primarily related to Biosensors' achievement of a performance milestone related to the six-month clinical data of the everolimus-eluting stent trial, FUTURE I

-- $422.8 million net litigation charge primarily related to the preliminary arbitration decision involving Cordis Corporation


Guidant Corporation
Consolidated Statements of Operation
(In millions, except per-share data)
(Unaudited)

                       Six Months Ended         Six Months Ended
                        June 30, 2004            June 30, 2003

                            Special                   Special
                             Items    As               Items    As
                    Reported  (1)   Adjusted Reported   (2)   Adjusted
                   --------- ------ -------- -------- ------- --------

Net sales         $1,872.9        $1,872.9  $1,784.5         $1,784.5

Cost of products
 sold                460.9           460.9     429.6            429.6
                  ------------------------- --------------------------

      Gross profit 1,412.0         1,412.0   1,354.9          1,354.9

Research and
 development         274.4           274.4     242.2            242.2
Purchased in-
 process research
 and development      99.8 ($99.8)      --      48.5 ($ 48.5)      --
Sales, marketing
 and
 administrative      612.8           612.8     566.2            566.2
Interest, net         (1.2)           (1.2)     (3.9)            (3.9)
Royalties, net        24.6            24.6      29.0             29.0
Amortization          15.0            15.0       6.5              6.5
Other, net             8.9             8.9       5.7              5.7
Litigation, net         --              --     422.8  (422.8)      --
                  ------------------------- --------------------------

Income from
 continuing
 operations before
 income taxes        377.7   99.8    477.5      37.9   471.3    509.2

Income taxes          89.1   25.5    114.6     (36.7)  168.3    131.6
                  ------------------------- --------------------------
      Tax rate        23.6%           24.0%                      25.8%

Income from
 continuing
 operations          288.6  $74.3   $362.9      74.6  $303.0   $377.6
                           ================          =================
      % of sales      15.4%           19.4%      4.2%            21.2%

Loss from
 discontinued
 operations, net
 of income taxes     (22.7)                    (78.3)
                  ---------                 ---------

Net income (loss)   $265.9                    ($ 3.7)
                  =========                 =========

Earnings (loss)
 per share--basic
  Income from
   continuing
   operations        $0.93           $1.17     $0.25            $1.24
                                  =========                  =========
  Loss from
   discontinued
   operations, net
   of income taxes   (0.07)                    (0.26)
                  ---------                 ---------
  Net income         $0.86                    ($0.01)
                  =========                 =========

Earnings (loss)
 per share--
 diluted
  Income from
   continuing
   operations        $0.90           $1.14     $0.24            $1.22
                                  =========                  =========
  Loss from
   discontinued
   operations, net
   of income taxes   (0.07)                    (0.25)
                  ---------                 ---------
  Net income         $0.83                    ($0.01)
                  =========                 =========

Weighted average
 shares
 outstanding
  Basic             309.70          309.70    303.86           303.86
  Diluted           319.35          319.35    309.97           309.97

(1) Special items in 2004 primarily include:

-- $50.0 million in-process research and development (IPRD) for clinical results related to Biosensors International's
    (Biosensors) everolimus-eluting stent trial, FUTURE II

-- $15.0 million IPRD payment made to Novartis Pharma AG and Novartis AG for completion of SPIRIT FIRST clinical trial enrollment

-- $6.0 million IPRD payment to purchase the remaining interest of Bioabsorbable Vascular Solutions

-- $22.8 million IPRD related to the acquisition of AFx, inc., a manufacturer of microwave surgical cardiac ablation medical devices

(2) Special items in 2003 include:

-- $32.5 million IPRD primarily related to the Biosensors acquisition and a related performance milestone achieved by Biosensors related to the six-month clinical data of the everolimus eluting stent trial, FUTURE I

-- $16.0 million IPRD related to the acquisition of a majority interest in Bioabsorbable Vascular Solutions

-- $422.8 million net litigation charge primarily related to the preliminary arbitration decision involving Cordis Corporation


Guidant Corporation
Condensed Consolidated Balance Sheets
(In millions)

                                                 June 30, December 31,
                                                    2004       2003
                                                (Unaudited)

Cash and short-term investments                   $1,791.1  $1,468.2
Accounts receivable, net                             826.9     822.9
Inventories                                          398.0     401.9
Other current assets                                 350.3     386.9
                                                  --------- ---------

    Total current assets                           3,366.3   3,079.9

Other assets                                         838.5     811.1
Property and equipment, net                          791.8     749.1
                                                  --------- ---------

     Total assets                                 $4,996.6  $4,640.1
                                                  ========= =========

Current liabilities, excluding short-term debt      $734.9    $812.4
Short-term debt                                      250.0     250.0
                                                  --------- ---------

     Total current liabilities                       984.9   1,062.4

Long-term debt                                       704.1     698.3
Other noncurrent liabilities                         156.6     166.1
Shareholders' equity                               3,151.0   2,713.3
                                                  --------- ---------

     Total liabilities and equity                 $4,996.6  $4,640.1
                                                  ========= =========



    CONTACT: Guidant Corporation, Indianapolis
             Steven Tragash, Corporate Communications, 317-971-2031 Andy Rieth, Investor Relations, 317-971-2061
             Doug Hughes, Investor Relations, 317-971-2039